Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

March 2013 Performance Update

The Frontier Fund Supplement Dated March 31, 2013 to Prospectus Dated January 31, 2013.

The Frontier Fund Class 1 Original

THE FRONTIER FUND’S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	March 31, 2013	March 31, 2013	NAV / Unit
	MTD	YTD
Balanced Series-1	0.03%	-1.82%	$114.20
Frontier Select Series-1	2.41%	4.07%	$81.86
Currency Series-1	0.84%	-1.65%	$55.97
Frontier Heritage Series-1	2.92%	7.49%	$101.63
Winton Series-1	2.64%	4.43%	$136.53

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of March 31, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$4,216,700.63
Unrealized trading gain (loss)	(3,478,560.65)
Less: Commissions	(133,637.72)
Less: Trading Fee paid to Managing Owner	(78,216.62)
Interest income	10,909.81

Total Income	537,195.45
EXPENSES
Broker service fees	312,860.51
Incentive fees	72,171.65
Management fees	109,478.14

Total Expenses	494,510.30

Net Income (Loss)	$42,685.15

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	1,156,463.27880	$132,034,991.73	$114.17
Current month additions	210.11851	24,148.78
Current month redemptions	(22,148.17211)	(2,534,495.25)
Net income (loss) for current month		42,685.15	0.03

Net asset value, end of current month	1,134,525.23000	$129,567,330.41	$114.20

	Monthly rate of return		0.03%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—1

THE FRONTIER FUND FRONTIER SELECT SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,161,695.08
Unrealized trading gain (loss)	(553,670.78)
Less: Commissions	(9,718.89)
Less: Trading Fee paid to Managing Owner	(12,885.66)
Interest income	24,373.29

Total Income	609,793.04
EXPENSES
Broker service fees	51,539.29
Incentive fees	0.00
Management fees	43,778.80

Total Expenses	95,318.09

Net Income (Loss)	$514,474.95

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	268,885.62896	$21,493,299.49	$79.93
Current month additions	16.56629	1,345.89
Current month redemptions	(7,572.77658)	(615,961.72)
Net income (loss) for current month		514,474.95	1.93

Net asset value, end of current month	261,329.42000	$21,393,158.61	$81.86

	Monthly rate of return		2.41%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES—1

THE FRONTIER FUND CURRENCY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.00
Unrealized trading gain (loss)	7,030.88
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(476.14)
Interest income	2,011.85

Total Income	8,566.59
EXPENSES
Broker service fees	1,904.65
Incentive fees	0.00
Management fees	0.00

Total Expenses	1,904.65

Net Income (Loss)	$6,661.94

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	14,619.80661	$811,395.47	$55.50
Current month additions	3.08220	170.24
Current month redemptions	(525.45711)	(29,212.56)
Net income (loss) for current month		6,661.94	0.47

Net asset value, end of current month	14,097.43000	$789,015.09	$55.97

	Monthly rate of return		0.84%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES—1

THE FRONTIER FUND FRONTIER HERITAGE SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,400,457.53
Unrealized trading gain (loss)	(858,091.38)
Less: Commissions	(4,298.32)
Less: Trading Fee paid to Managing Owner	(9,841.64)
Interest income	9,262.32

Total Income	537,488.51
EXPENSES
Broker service fees	39,365.27
Incentive fees	0.00
Management fees	24,929.91

Total Expenses	64,295.18

Net Income (Loss)	$473,193.33

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	163,913.20000	$16,185,486.67	$98.74
Current month additions	34.72468	3,538.70
Current month redemptions	(2,952.28145)	(300,037.55)
Net income (loss) for current month		473,193.33	2.89

Net asset value, end of current month	160,995.64000	$16,362,181.15	$101.63

	Monthly rate of return		2.92%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES—1

THE FRONTIER FUND WINTON SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$2,108,922.13
Unrealized trading gain (loss)	(1,181,070.93)
Less: Commissions	(3,883.08)
Less: Trading Fee paid to Managing Owner	(18,215.54)
Interest income	25,097.01

Total Income	930,849.59
EXPENSES
Broker service fees	72,857.34
Incentive fees	0.00
Management fees	62,327.70

Total Expenses	135,185.04

Net Income (Loss)	$795,664.55

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	226,804.43279	$30,169,499.17	$133.02
Current month additions	99.92236	13,730.61
Current month redemptions	(5,245.24723)	(716,128.72)
Net income (loss) for current month		795,664.55	3.51

Net asset value, end of current month	221,659.11000	$30,262,765.61	$136.53

	Monthly rate of return		2.64%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES—1

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$5,915,112.67
Unrealized trading gain (loss)	(4,877,468.37)
Less: Commissions	(187,670.57)
Less: Trading Fee paid to Managing Owner	(109,851.42)
Interest income	20,365.66

Total Income	760,487.97
EXPENSES
Trading fees	0.00
Broker service fees	312,860.51
Incentive fees	101,564.60
Management fees	153,754.14

Total Expenses	568,179.25

Net Income (Loss)	$192,308.72

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,524,932.41239	$185,409,118.49	$121.59
Current month additions	210.11851	24,148.78
Current month redemptions	(28,606.59555)	(3,409,740.49)
Net income (loss) for current month		192,308.72	0.17

Net asset value, end of current month	1,496,535.94000	$182,215,835.50	$121.76

	Monthly rate of return		0.14%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND FRONTIER SELECT SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,317,903.34
Unrealized trading gain (loss)	(627,679.63)
Less: Commissions	(11,031.75)
Less: Trading Fee paid to Managing Owner	(14,634.23)
Interest income	27,680.96

Total Income	692,238.69
EXPENSES
Trading fees	0.00
Broker service fees	51,539.29
Incentive fees	0.00
Management fees	49,712.26

Total Expenses	101,251.55

Net Income (Loss)	$590,987.14

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	297,238.18167	$24,375,456.33	$82.01
Current month additions	16.56629	1,345.89
Current month redemptions	(7,697.49552)	(628,924.21)
Net income (loss) for current month		590,987.14	2.05

Net asset value, end of current month	289,557.25000	$24,338,865.15	$84.06

	Monthly rate of return		2.50%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.00
Unrealized trading gain (loss)	7,449.35
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(504.19)
Interest income	2,130.38

Total Income	9,075.54
EXPENSES
Trading fees	0.00
Broker service fees	1,904.65
Incentive fees	0.00
Management fees	0.00

Total Expenses	1,904.65

Net Income (Loss)	$7,170.89

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	15,275.59929	$858,275.37	$56.19
Current month additions	3.08220	170.24
Current month redemptions	(525.45711)	(29,212.56)
Net income (loss) for current month		7,170.89	0.50

Net asset value, end of current month	14,753.22000	$836,403.94	$56.69

	Monthly rate of return		0.90%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES

THE FRONTIER FUND FRONTIER HERITAGE SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,725,317.81
Unrealized trading gain (loss)	(1,056,484.52)
Less: Commissions	(5,296.85)
Less: Trading Fee paid to Managing Owner	(12,121.98)
Interest income	11,408.87

Total Income	662,823.33
EXPENSES
Trading fees	0.00
Broker service fees	39,365.27
Incentive fees	0.00
Management fees	30,715.19

Total Expenses	70,080.46

Net Income (Loss)	$592,742.87

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	193,778.14775	$19,967,474.44	$103.04
Current month additions	34.72468	3,538.70
Current month redemptions	(3,575.51729)	(381,149.29)
Net income (loss) for current month		592,742.87	3.05

Net asset value, end of current month	190,237.35000	$20,182,606.72	$106.09

	Monthly rate of return		2.96%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$2,840,364.45
Unrealized trading gain (loss)	(1,591,028.35)
Less: Commissions	(5,236.92)
Less: Trading Fee paid to Managing Owner	(24,583.54)
Interest income	33,870.61

Total Income	1,253,386.25
EXPENSES
Trading fees	0.00
Broker service fees	72,857.34
Incentive fees	0.00
Management fees	84,117.69

Total Expenses	156,975.03

Net Income (Loss)	$1,096,411.22

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	291,268.08143	$40,602,939.62	$139.40
Current month additions	99.92236	13,730.61
Current month redemptions	(5,285.88283)	(722,890.30)
Net income (loss) for current month		1,096,411.22	3.88

Net asset value, end of current month	286,082.12000	$40,990,191.15	$143.28

	Monthly rate of return		2.78%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES